As filed with the Securities and Exchange Commission
                     on May 27, 2005, Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                          77-0355502
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

500 Westridge Drive Watsonville, California              95076-4100
(Address of Principal Executive Offices)                 (Zip Code)

                                WEST MARINE, INC.
                          OMNIBUS EQUITY INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
 Being Registered         Registered*          Offering Price Per       Aggregate Offering     Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Common Stock, $0.001      375,000               $16.20                   $6,075,000            $715.03
Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of shares of common stock, par value $.001, of West Marine as reported on the Nasdaq for May 25, 2005.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, this Registration Statement is being filed by West Marine to register 375,000 additional shares of West Marine's common stock (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933) issuable pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan. Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the previously filed registration statements on Form S-8 (File No. 33-72956; File No. 333-3728; File No. 333-102109), and all exhibits thereto, relating to the Omnibus Plan, which were previously filed with the Securities and Exchange Commission on December 15, 1993, April 18, 1996 and December 20, 2002, respectively.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

Exhibit Number    Description of Exhibit

5                 Opinion of Dow, Lohnes & Albertson, PLLC
23.1              Consent of Independent Auditors
23.2              Consent of Dow, Lohnes & Albertson (contained in their opinion in Exhibit 5)
99.1              West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated effective March 2002 and as further amended through May 2005 incorporated by reference to Appendix B of West Marine's Proxy Statement, as originally filed on April
                  11, 2005 and as amended on May 3, 2005 (Commission File No.
                  0-22512))

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watsonville, State of California on this 11th day of May, 2005.

                                        WEST MARINE, INC.


                                        By: /s/Peter L. Harris
                                           -------------------------------------
                                            Peter L. Harris
                                            Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

      Signature                       Capacity                        Date

/s/ Peter L. Harris                Chief Executive Officer         May 11, 2005
------------------------------     and Director
    Peter L. Harris

/s/ Richard E. Everett
------------------------------     President, Chief Operating      May 11, 2005
    Richard E. Everett             Officer and Director

/s/ Eric S. Nelson                 Senior Vice President and       May 11, 2005
------------------------------     Chief Financial Officer
    Eric S. Nelson                 (Principal Financial and
                                   Accounting Officer)

/s/ Randolph K. Repass             Chairman of the Board and       May 11, 2005
------------------------------     Director
     Randolph K. Repass

/s/ Geoffrey A. Eisenberg          Director                        May 11, 2005
------------------------------
    Geoffrey A. Eisenberg

/s/ Diane Greene                   Director                        May 11, 2005
------------------------------
    Diane Greene

/s/ David McComas                  Director                        May 11, 2005
------------------------------
    David McComas

/s/ Alice M. Richter               Director                        May 11, 2005
------------------------------
    Alice M. Richter

/s/ Peter Roy                      Director                        May 11, 2005
------------------------------
    Peter Roy

/s/ Daniel J. Sweeney              Director                        May 11, 2005
------------------------------
    Daniel J. Sweeney

/s/ William U. Westerfield         Director                        May 11, 2005
------------------------------
    William U. Westerfield

                                                                       Exhibit 5


             [Dow, Lohnes & Albertson, PLLC Letterhead Appears Here]

                                                                    May 27, 2005


West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

         Re:  Registration Statement of Form S-8

Gentlemen:

     We have acted as special counsel for West Marine, Inc., a Delaware corporation ("West Marine"), in connection with the preparation of the Registration Statement on Form S-8 pertaining to 375,000 shares of Common Stock, $0.001 par value per share (the "Shares"), being registered for issuance by West Marine pursuant to the West Marine, Inc. Omnibus Equity Incentive Plan (the "Omnibus Plan"). At your request, we are providing this opinion to you for filing as Exhibit 5 to the Registration Statement.

     In preparing this opinion we have reviewed (i) the Registration  Statement,
(ii) West Marines'  Certificate of Incorporation  and Bylaws,  (iii) the Omnibus
Plan, and (iv) a certificate of the Corporate Secretary of West Marine, including, without limitation, the resolutions approving the Shares.

     As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of West Marine, without further investigation. With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

     As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Omnibus Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). Other than as specified above, we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or the rules and regulations of stock exchanges or any other regulatory body.

     In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Omnibus Plan.

     Based upon and subject to the foregoing and any other qualifications stated herein and assuming that (i) the Registration Statement will have become effective and comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Omnibus Plan and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Omnibus Plan, will be validly issued, fully paid and non-assessable, subject to the limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

     This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC


                                            By: /s/ Paul R. Lang
                                               ---------------------------
                                                Paul R. Lang, Member

                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 2005, relating to the financial statements of West Marine, Inc. and management's report on the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of West Marine, Inc. for the fiscal year ended January 1, 2005.

/s/ Deloitte & Touche LLP
San Francisco, California
May 25, 2005